                                                                    Exhibit 4.2

- --------------------------------------------------------------------------------



                       DANNINGER MEDICAL TECHNOLOGY, INC.

                                       AND

                                FIFTH THIRD BANK

                                     Trustee

                                    INDENTURE

                           Dated ____________ __, 1996






                    ___% CONVERTIBLE SUBORDINATED DEBENTURES

                                    DUE 2003

- --------------------------------------------------------------------------------

                                    TIE-SHEET

of provisions of Trust Indenture Act of 1939 with Indenture dated ____________ __, 1996, between Danninger Medical Technology, Inc. and Fifth Third Bank,
Trustee:

                                                                                  Section
Section of Act                                                                 of Indenture
- --------------                                                                 ------------
310               (a)(1) and (2) ..........................................    9.08

310               (b) .....................................................    9.07 and 9.09

312               (c) .....................................................    7.01

314               (a) .....................................................    7.02

314               (a)(4) ..................................................    6.05

314               (c)(1) and (2) ..........................................    16.05

314               (e) .....................................................    16.05

315               (b) .....................................................    8.08

316               (a)(1)(A) ...............................................    8.01 and 8.07

316               (a)(1)(B) ...............................................    8.07

316               (a) last sentence .......................................    10.04

316               (b) .....................................................    8.04

317               (a)(1) and (2) ..........................................    8.02

318               (a) .....................................................    16.07

- -------------------

         This tie-sheet does not constitute a part of the Indenture.

                               TABLE OF CONTENTS*

                                  ARTICLE ONE

                                  DEFINITIONS

Section 1.01.  Definitions..................................................  10
Affiliate ..................................................................  10
Associate ..................................................................  10
Board of Directors .........................................................  10
Business Day ...............................................................  10
Change of Control ..........................................................  11
Change of Control Purchase Date ............................................  11
Change of Control Purchase Notice...........................................  11
Change of Control Purchase Price............................................  11
Common Stock................................................................  12
Company.....................................................................  12
Conversion Price............................................................  12
Corporate Trust Office of the Trustee.......................................  12
Current Market Price; Market Price..........................................  12
Debenture or Debentures; Outstanding........................................  12
Debentureholder.............................................................  12
Event of Default............................................................  12
Exchange Act................................................................  12
Indenture ..................................................................  12
Officers' Certificate ......................................................  13
Opinion of Counsel..........................................................  13
Original Issue Date.........................................................  13
Over-allotment Option.......................................................  13
Person......................................................................  13
Redemption Period...........................................................  13
Redemption Period Maximum Amount ...........................................  13
Responsible Officer.........................................................  13
Senior Indebtedness.........................................................  13
Subsidiary .................................................................  13
Trading Day.................................................................  13
Trustee ....................................................................  14
Trust Indenture Act of 1939 or TIA..........................................  14

- ------------

*This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                  ARTICLE TWO

                  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF DEBENTURES

Section 2.01.     Designation, Amount and Issue of Debentures...............  14
Section 2.02.     Form of Debentures........................................  14
Section 2.03.     Denominations, Dates, Interest Payment and Record Dates...  14
Section 2.04.     Execution of Debentures...................................  15
Section 2.05.     Exchange and Registration of Transfer of Debentures.......  15
Section 2.06.     Mutilated, Destroyed, Lost or Stolen Debentures...........  16
Section 2.07.     Temporary Debentures......................................  16
Section 2.08.     Cancellation of Debentures Paid, etc......................  16

                                 ARTICLE THREE

                  REDEMPTION OF DEBENTURES AT COMPANY'S OPTION

Section 3.01.     Redemption Prices ........................................  17
Section 3.02.     Notice of Redemption .....................................  17
Section 3.03.     Selection of Debentures...................................  17
Section 3.04.     Payment of Debentures on Redemption;
                  Deposit of Redemption Price...............................  18

                                  ARTICLE FOUR

                  REDEMPTION OF DEBENTURES AT HOLDER'S OPTION

Section 4.01.     Purchase of Debentures by the Company at Option of
                  the Holder Upon Change of Control.........................  18
Section 4.02.     Effect of Change of Control Purchase Notice;
                  Withdrawal Notice.........................................  20
Section 4.03.     Debentures Purchased in Part..............................  20
Section 4.04.     Covenant to Comply With Securities Laws upon
                  Purchase of Debentures....................................  20
Section 4.05.     Redemption Right at Debentureholder's Option..............  21
Section 4.06.     Withdrawal................................................  22
Section 4.07.     Redemption Register.......................................  22
Section 4.08.     Redemption of Debentures Subject to Article Three.........  22

                                  ARTICLE FIVE

                            CONVERSION OF DEBENTURES

Section 5.01.     Conversion Privilege......................................  23
Section 5.02.     Manner of Exercise of Conversion Privilege................  23
Section 5.03.     Payment in Lieu of Fractional Shares......................  24

Section 5.04.     Adjustment of Conversion Price............................  24
Section 5.05.     Notice of Certain Corporate Action........................  26
Section 5.06.     Company to Provide Stock..................................  26
Section 5.07.     Taxes on Conversions .....................................  26
Section 5.08.     Covenant as to Stock......................................  27
Section 5.09.     Consolidation or Merger...................................  27
Section 5.10.     Disclaimer of Responsibility for Certain Matters..........  27

                                  ARTICLE SIX

                      PARTICULAR COVENANTS OF THE COMPANY

Section 6.01.     Payment of Principal, Change of Control Purchase
                  Price, Premium and Interest...............................  28
Section 6.02.     Office for Notices, Payments and Conversions, etc.........  28
Section 6.03.     Appointments to Fill Vacancies in Trustee's Office........  28
Section 6.04.     Provision as to Paying Agent..............................  28
Section 6.05.     Annual Statement..........................................  29

                                 ARTICLE SEVEN

               DEBENTUREHOLDERS LISTS AND REPORTS BY THE COMPANY
                                AND THE TRUSTEE

Section 7.01.     Disclosures of Names and Addresses of Holders.............  29
Section 7.02.     Reports by the Company....................................  29
Section 7.03.     Reports by Trustee........................................  30

                                 ARTICLE EIGHT

                  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                              ON EVENT OF DEFAULT

Section 8.01.     Events of Default.........................................  30
Section 8.02.     Payment of Debentures on Default; Suit Therefor...........  31
Section 8.03.     Application of Moneys Collected by Trustee................  32
Section 8.04.     Proceedings by Debentureholders...........................  32
Section 8.05.     Proceeding by Trustee.....................................  33
Section 8.06.     Remedies Cumulative and Continuing........................  33
Section 8.07.     Direction of Proceeding and Waiver
                  Defaults by Majority of Debentureholders..................  33
Section 8.08.     Notice of Defaults........................................  33
Section 8.09.     Undertaking to Pay Costs..................................  34

                                  ARTICLE NINE

                             CONCERNING THE TRUSTEE

Section 9.01.     Reliance on Documents, Opinions, etc......................  34
Section 9.02.     No Responsibility for Recitals, etc.......................  35
Section 9.03.     Trustee, Paying Agent, Conversion Agent or
                  Registrar May Own Debentures..............................  35
Section 9.04.     Moneys to Be Held in Trust ...............................  35
Section 9.05.     Compensation and Expenses of Trustee......................  35
Section 9.06.     Officers' Certificate as Evidence.........................  36
Section 9.07.     Succession by Merger, etc.................................  36
Section 9.08.     Eligibility of Trustee ...................................  36
Section 9.09.     Resignation or Removal of Trustee.........................  36
Section 9.10.     Acceptance by Successor Trustee...........................  37

                                  ARTICLE TEN

                        CONCERNING THE DEBENTUREHOLDERS

Section 10.01.    Action by Debentureholders................................  38
Section 10.02.    Proof of Execution by Debentureholders....................  38
Section 10.03.    Who Deemed Absolute Owners................................  38
Section 10.04.    Company-Owned Debentures Disregarded......................  38
Section 10.05.    Revocation of Consents; Future Holders Bound..............  38
Section 10.06.    Record Date for Debentureholder Acts......................  39

                                 ARTICLE ELEVEN

                           DEBENTUREHOLDERS' MEETINGS

Section 11.01.    Purposes of Meetings......................................  39
Section 11.02.    Call of Meetings by Trustee...............................  39
Section 11.03.    Call of Meetings by Company or Debentureholders...........  39
Section 11.04.    Qualifications for Voting.................................  40
Section 11.05.    Regulations ..............................................  40
Section 11.06.    Voting....................................................  40
Section 11.07.    Rights of Trustee or Debentureholders Not Delayed.........  40

                                 ARTICLE TWELVE

                            SUPPLEMENTAL INDENTURES

Section 12.01.    Supplemental Indentures without Consent of
                  Debentureholders..........................................  41
Section 12.02.    Supplemental Indentures with Consent of
                  Debentureholders..........................................  41
Section 12.03.    Compliance with Trust Indenture Act; Effect of
                  Supplemental Indentures...................................  42
Section 12.04.    Notation on Debentures....................................  42
Section 12.05.    Evidence of Compliance of Supplemental Indenture
                  to Be Furnished Trustee...................................  42

                                ARTICLE THIRTEEN

                         CONSOLIDATION, MERGER AND SALE

Section 13.01.    Company May Consolidate, etc. on Certain Terms............  43
Section 13.02.    Successor Corporation to Be Substituted...................  43
Section 13.03.    Opinion of Counsel to Be Given to Trustee.................  43

                                ARTICLE FOURTEEN

                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 14.01.    Discharge of Indenture....................................  43
Section 14.02.    Deposited Moneys to Be Held in Trust by Trustee...........  44
Section 14.03.    Paying Agent to Repay Moneys Held.........................  44
Section 14.04.    Return of Unclaimed Moneys................................  44

                                ARTICLE FIFTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

Section 15.01.     Indenture and Debentures Solely Corporate Obligations....  44

                                ARTICLE SIXTEEN

                            MISCELLANEOUS PROVISIONS

Section 16.01.     Provisions Binding on Company's Successors...............  45
Section 16.02.     Official Acts by Successor Corporation...................  45
Section 16.03.     Addresses for Notices, etc...............................  45
Section 16.04.     Governing Law ...........................................  45
Section 16.05.     Evidence of Compliance with Conditions Precedent ........  45

Section 16.06.     Legal Holidays...........................................  46
Section 16.07.     Trust Indenture Act to Control...........................  46
Section 16.08.     Table of Contents, Headings, etc.........................  46
Section 16.09.     Execution in Counterparts................................  46
Section 16.10.     Manner of Mailing Notice to Debentureholders.............  46

                               ARTICLE SEVENTEEN

                          SUBORDINATION OF DEBENTURES

Section 17.01.     Debentures Subordinate to Senior Indebtedness............  46
Section 17.02.     Distribution on Dissolution, Liquidation, Bankruptcy
                   or Reorganization........................................  46
Section 17.03.     Default on Senior Indebtedness...........................  47
Section 17.04.     When Distribution Must Be Paid Over......................  48
Section 17.05.     Subrogation..............................................  48
Section 17.06.     Relative Rights..........................................  48
Section 17.07.     Payments on Debentures Permitted.........................  48
Section 17.08.     Trustee to Effectuate Subordination......................  49
Section 17.09.     Trustee Not Charged with Knowledge of Prohibition........  49
Section 17.10.     Rights of Trustee as Holder of Senior Indebtedness.......  49
Section 17.11.     Trustee Not Fiduciary for Holders of Senior
                   Indebtedness.............................................  49
Section 17.12.     Article Applicable to Paying Agents......................  49
Section 17.13.     No Impairment of Subordination...........................  49

        THIS INDENTURE, dated ____________ __, 1996, between Danninger Medical Technology, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), and Fifth Third Bank, a ____________________________ duly organized and existing under the laws of the United States (hereinafter sometimes called the "Trustee").

                                  WITNESSETH:

        WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its ___% Convertible Subordinated Debentures Due 2003 (hereinafter sometimes called the "Debentures") in the aggregate principal amount of up to $5,250,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

        WHEREAS, the Debentures and the Trustee's certificate of authentication to be borne by the Debentures are to be substantially in the following forms, respectively:

                          [FORM OF FACE OF DEBENTURE]

No.R-                                                         REGISTERED

                                                                    $___________

                       DANNINGER MEDICAL TECHNOLOGY, INC.

               ___% CONVERTIBLE SUBORDINATED DEBENTURE DUE  2003

        Danninger Medical Technology, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereto, for value received, hereby promises to pay to _____________ , or registered assigns, the sum of ________________ Dollars at the office or agency of the Company in Columbus, Ohio, initially the principal corporate trust office of Fifth Third Bank, Columbus, Ohio, on June 1, 2003, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semiannually on each June 1 and December 1 of each year, commencing June 1, 1996, at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the next preceding interest payment date to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Debenture, or, if no interest has been paid on this Debenture, from the Original Issue Date (as defined in the Indenture referred to on the reverse side hereof), until payment of said principal sum has been made or duly provided for. The interest so payable on any interest payment date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on the fifteenth day of the month immediately preceding such interest payment date, whether or not such day is a business day, and may, at the option of the Company, be paid by check mailed to the registered address of such person.

        Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

        IN WITNESS WHEREOF, Danninger Medical Technology, Inc. has caused this Instrument to be signed in its name by the facsimile signature of its President and a facsimile of its corporate seal to be imprinted hereon, and attested by the facsimile signature of its Secretary or Assistant Secretary.


Dated:___________________                     DANNINGER MEDICAL TECHNOLOGY, INC.


                                              By:_______________________________
                                                   Joseph A. Mussey, President

Attest:

_________________________________
Curtis A. Loveland, Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This is one of the Debentures described in the within-mentioned Indenture.

                                              FIFTH THIRD BANK,
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer

                         [FORM OF REVERSE OF DEBENTURE]

        This Debenture is one of a duly authorized issue of Debentures of the Company, designated as set forth on the face hereof (herein called the "Debentures"), limited to the aggregate principal amount of up to $5,250,000, all issued or to be issued under and pursuant to an indenture dated ___________ __, 1996 (herein called the "Indenture"), duly executed and delivered by the Company to Fifth Third Bank, Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the holders of the Debentures and holders of Senior Indebtedness (as defined in the Indenture). Any capitalized term used herein and not defined herein shall have the meaning ascribed to that term in the Indenture.

        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or any premium thereon, make the principal thereof or any premium or interest thereon payable in any coin or currency other than that hereinbefore provided, impair the right to convert or redeem the Debentures into shares of Common Stock (as defined in the Indenture) or cash, securities or other property or the terms upon which the Debentures may be converted or redeemed subject and pursuant to the terms set forth in the Indenture or impair the right to prepayment of the Debentures or the right of the holders of Debentures to receive the Change of Control Purchase Price (as defined in the Indenture) upon a Change of Control (as defined in the Indenture), without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default under the Indenture and its consequences except a default in the payment of principal of, or premium, if any, or interest on, the Debentures or in respect of conversion of any Debentures in accordance with the Indenture or the payment of any Change of Control Purchase Price upon a Change of Control in accordance with the Indenture. Any such consent or waiver (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

        Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Debenture has the right, at his option, at any time prior to June 1, 2003 (or in case this Debenture or any portion hereof shall be tendered for or called for redemption prior to the business day (as defined in the Indenture) immediately preceding such date, then at any time prior to and including but not after the close of business on the fifteenth day (or, if such day is not a business day, then on the next following business day) preceding the redemption date, unless the Company shall fail to redeem such Debenture, in which case such Debenture shall remain convertible as provided in the Indenture) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by dividing the principal amount of the Debenture or portion thereof to be converted by the conversion price of $________ per share, or the conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture to the Company at its office or agency for such purpose in Columbus, Ohio, initially the principal corporate office of the Trustee, accompanied by notice of conversion in the form provided hereon, duly executed by the registered holder or his duly authorized attorney and, if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Debenture, accompanied by instruments of transfer, in the form provided hereon, duly executed by the registered holder or his duly authorized attorney and, in case such surrender shall be made during the period from the close of business on the fifteenth day of the month, or the next preceding business day if such fifteenth day is not a business day, preceding any June 1 or December 1, to the opening of business on such June 1 or December 1 (unless this Debenture or the portion thereof being converted has been called for redemption during such period), also accompanied by payment in nextday funds or other funds acceptable to the Company, of an amount equal to the interest payable on such June 1 or December 1 on the principal amount of this Debenture then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on the fifteenth day immediately preceding an interest payment date, no payment or adjustment shall be made on conversion for interest accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Debenture is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, statutory exchanges, or sales or conveyances of substantially all of the Company's assets.

        A Debenture in respect of which the registered holder has delivered a Change of Control Purchase Notice (as defined in the Indenture) may be converted only if such notice is withdrawn in accordance with the terms of the Indenture.

        The Company is not required to issue fractional shares upon any such conversion, but shall make an adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture.

        The indebtedness evidenced by the Debenture is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and this Debenture is issued subject to such provisions of the Indenture, and each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

        The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Debentures may be exchanged for an equal aggregate principal amount of Debentures of other authorized denominations at the office or agency of the Company maintained for such exchange in Columbus, Ohio, initially the principal corporate trust office of the Trustee.

        The Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after June 1, 1996 and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Debentures to be redeemed at their last registered addresses; provided, however, that during the period from June 1, 1996 through May 31, 1999 the Debentures are not redeemable by the Company, unless the average closing bid price of the Common Stock , as reported by the Nasdaq SmallCap Market or the last reported sale price on the Nasdaq National Market (or the National Quotation Bureau, Incorporated if no longer traded on either such Nasdaq market), is at least 140% of the Conversion Price for a period of at least 20 trading days within 30 consecutive trading days ending no later than five trading days prior to the notice of redemption, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount).

        The redemption prices for Debentures reduced on or after June 1, 1996 are as follows (expressed as a percentage of principal amounts):

        If redeemed during the twelve-month period beginning June 1,

                Year                                                  Percentage
                ----                                                  ----------
                1996................................................      108%
                1997................................................      107%
                1998................................................      106%
                1999................................................      105%
                2000................................................      104%
                2001................................................      102%

and thereafter at 100% of the principal amount thereof, in each case together with accrued interest to the date fixed for redemption.

        Unless the Debentures have been declared due and payable prior to maturity by reason of an Event of Default, the holder of this Debenture has the right to present it for payment prior to maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder shall specify), for Debentures up to an aggregate principal amount equal to the Redemption Period Maximum Amount (as defined in the Indenture), which Amount is referred to hereinafter as the "$250,000 limitation," presented during the period commencing with the original issuance of the Debentures and ending June 1, 1999 and during the twelve month period ending on each June 1 thereafter, (each of which periods constitutes a Redemption Period, as defined in the Indenture) at a price of 100% of the principal amount thereof plus accrued interest to the date of redemption. Such limitation is non-cumulative. Redemption of Debentures presented for payment by the last day (June 1) of any Redemption Period will be made on the July 1 immediately following the end of such Redemption Period, beginning July 1, 1999. Debentures not redeemed in any such period for any reason will be returned promptly to the registered holder thereof.

        The Company will redeem, in whole or in part, subject to the $250,000 limitation, Debentures presented for redemption after June 1, 1996, at a price of 100% of their principal amount plus accrued interest to the date of redemption (but without any premium), by the personal representative(s) of a deceased Debentureholder (including a joint tenant) or deceased beneficial owner within 60 days following receipt by the Trustee of a written request therefor from the personal representative or surviving joint tenant of such deceased Debentureholder or deceased beneficial owner (up to a limit per twelve-month period ending June 1, 1997, and during any twelve-month period ending each June 1 thereafter, of $25,000 per deceased Debentureholder or deceased beneficial owner). The Company may, but shall not be obligated to, redeem Debentures so presented in excess of the $25,000 and $250,000 limitations. Upon presentment of Debentures for redemption, the Trustee must be provided with appropriate evidence of death, and such other additional documents as the Trustee shall require, including, but not limited to, inheritance or estate tax waivers and evidence of authority of the personal representative. Any Debentures presented or any request for redemption pursuant to such redemption provisions may be withdrawn upon delivery of a written request for such withdrawal received by the Trustee prior to the issuance of a check in payment thereof. Debentures not redeemed because of the $25,000 or $250,000 limitations will be held for redemption on the July 1 next succeeding the presentment of the Debentures for redemption, subject to the $25,000 and $250,000 limitations, until paid.

        Debentures tendered under the preceding paragraphs will be prepaid up to $25,000 and $250,000 per Redemption Period limits, in the following order: (i) Debentures submitted by the personal representative or surviving joint tenant of a deceased Debentureholder or beneficial owner shall be prepaid first in the order validly tendered, and (ii) other Debentures will be prepaid in the order of the Trustee's receipt of a written request for prepayment executed by the Debentureholder or his duly authorized representative, provided that if such Debentures are not submitted with the request for prepayments, such Debentures must be submitted by the Debentureholder and received by the Trustee by September 1 of that Redemption Period.

        Debentures must be presented for redemption by delivering to the Trustee no later than 4:00 p.m., Columbus, Ohio time on the last day (September 1) of the Redemption Period: (i) a written request for redemption, in form satisfactory, to the Trustee, signed by the registered holder(s) or his duly authorized representative, (ii) the Debenture to be redeemed and (iii) in the case of a request made by reason of the death of a holder, appropriate evidence of death and, if made by a representative of a deceased holder, appropriate evidence of authority to make such request. No particular forms of request for redemption or authority to request redemption are necessary. The price to be paid by the Company for all Debentures or portions thereof presented to it for redemption is 100% of the principal amount or respective portions thereof plus accrued but unpaid interest to the date of redemption. The Company shall deposit with the Trustee the redemption price computed in the foregoing sentence on or before the date fixed for redemption. Any acquisition of Debentures by the Company other than by redemption at the option of any holder shall not be included in the computation of the Redemption Period Maximum Amount for any period.

        For purposes of a holder's request for redemption, a Debenture held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial ownership interests of a Debenture will be deemed the death of the holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, a beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the beneficial ownership interests in the Debentures during his lifetime. Beneficial ownership interests shall include the power to sell, transfer or otherwise dispose of a Debenture and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

        In the case of Debentures registered in the names of banks, trust companies or broker dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $25,000 limitation shall apply to each deceased beneficial owner of Debentures held by a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such Debentures as if the deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of beneficial owners, must submit evidence, satisfactory to the Trustee, that it holds Debentures on behalf of such beneficial owners and must specify the aggregate principal amount of Debentures being presented for redemption on behalf of such beneficial owner.

        In the case of any Debentures which are presented for redemption in part only or which are only redeemed in part, upon redemption, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Debentures, without service charge, a new Debenture(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Debentures so presented.

        In the case of any Debentures or portion thereof which are presented for redemption by a holder and which have not been redeemed at the time the Company gives notice of its election to redeem Debentures at its option, such Debentures or portion thereof shall first be subject to redemption by the Company at its option as described above and if any such Debentures or portion thereof are not redeemed by the Company they shall remain subject to redemption pursuant to presentment by the holder.

        Any Debentures presented for redemption by the holder may be withdrawn by the person(s) presenting the same upon delivery, of a written request for such withdrawal to the Trustee (a) in cases other than by reason of death of a holder, prior to 4:00 p.m., Columbus, Ohio time, on the last day (June 1) of any Redemption Period, or (b) prior to the issuance of a check in payment thereof in the case of Debentures presented by reason of the death of a holder.

        At the option of the registered holder of this Debenture and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase this Debenture 35 business days after the occurrence of a Change of

Control of the Company for a price equal to 101% of the principal amount hereof plus accrued interest to the date of such purchase. The Redemption Period Maximum Amount shall not apply to any such redemption.

        The registered holder of this Debenture has the right to withdraw any Change of Control Purchase Notice by delivering to the Company a written notice of withdrawal in accordance with the terms and provisions of the Indenture.

        Transfer of this Debenture may be registered upon books maintained for that purpose by or on behalf of the Company and upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for such registration in Columbus, Ohio; such transfer will be registered and a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company, the Trustee, any paying agent, conversion agent and Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof or on account hereof, as herein and in the Indenture provided, for conversion hereof and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments and conversions shall effectually satisfy and discharge the liability upon this Debenture, to the extent of the sum or sums so paid, or the conversions so made.

        No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, or of any successor corporation either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM           --       as tenants in common
        TEN ENT           --       as tenants by the entireties
        JT TEN            --       as joint tenants with right of survivorship
                                   and not as tenants in common.
        UNIF GIFT MIN ACT --       ____________ Custodian _______________
                                         (Cust.)                      (Minor)
                                   under Uniform Gifts to Minors Act

                                                       _________________________
                                                       (State)

    Additional abbreviations may also be used though not in the above list.

                          [Form of Conversion Notice]

                               CONVERSION NOTICE

To Danninger Medical Technology, Inc.:

        The undersigned owner of the within Debenture hereby irrevocably exercises the option to convert the within Debenture, or portion thereof (which is $1,000 or an integral multiple thereof) below designated, into Common Stock of Danninger Medical Technology, Inc. in accordance with the terms of the Indenture referred to in the within Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount of the within Debenture, be issued and delivered to the registered holder of the within Debenture, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies the within Debenture.

                    Dated:______________________________________________________


                    ____________________________________________________________
                    Signature of Registered Debentureholder(s)


                    ____________________________________________________________
                    Such Person's Social Security or Other
                    Taxpayer Identification No.


                    ____________________________________________________________
                    Principal Amount to be Converted (in an integral multiple of $1,000, if less than all)


Fill in for registration of Common Stock if to be issued otherwise than to the registered Debentureholder(s).

______________________________________
                (Name)


______________________________________
                (Name)


______________________________________
Please print name and address
including zip code number


______________________________________
Such Person's Social Security or
Other Taxpayer Identification Number

                              [Form of Assignment]
                                   ASSIGNMENT

         For value received ________________________________ hereby sells, assigns and transfers unto ___________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFICATION NUMBER OF ASSIGNEE

________________________________
________________________________
________________________________
________________________________


________________________________________________________________________________

(Please print or type name and address, including zip code, of Assignee)

________________________________________________________________________________


$ _____________ principal amount of the within Debenture and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said principal amount on the books of the Company with full power of substitution in the premises.


Dated:_________________               __________________________________________
                                      Signature of Registered Debentureholder(s)


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatsoever.

                     [End of Reverse of Form of Debenture]

        WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions;

        WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, and issued, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized;

        NOW THEREFORE, THIS INDENTURE WITNESSETH:

        That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Debentures by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

        Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided for unless the context otherwise requires), shall have the meanings assigned to such terms therein; and the terms "cash transaction" and "self-liquidating paper" shall have the meanings assigned to them in the rules of the Securities and Exchange Commission adopted under the Trust Indenture Act of 1939, as amended.

        Affiliate. The term "Affiliate" shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Associate. The term "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

        Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board or any other Committee of such Board which is duly authorized.

        Business Day. The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in Columbus, Ohio are open for business.

        Change of Control. A "Change of Control" shall be deemed to have occurred at such time as any of the following events shall occur:

                (i) The Company consolidates with or merges into another corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company, other than, in any case, a transaction in which the shareholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, at least 70% of the combined voting power of the outstanding voting stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Common Stock of the Company immediately prior to such transaction;

                (ii) There is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this definition only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the then outstanding Common Stock; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company, or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of Common Stock whether in excess of 50% or otherwise; or

                (iii) There is (a) declared effective by the Securities and Exchange Commission a registration statement pursuant to the Securities Act of 1933, as amended (or any successor thereto), which includes shares of voting capital stock of any Material Subsidiary of the Company, or (b) a distribution by the Company, by way of dividend or any other form of transfer or conveyance to its then existing stockholders or other persons in a corporate reorganization, recapitalization or spin-off transaction, of any shares of voting capital stock of any Material Subsidiary of the Company. As used herein, the term "Material Subsidiary" means any Subsidiary the net revenues of which for the most recently completed fiscal year were more than 25% of total net revenues of the Company.

        Change of Control Purchase Date. The term "Change of Control Purchase Date" shall mean the date that is 35 business days after the occurrence of a Change of Control.

        Change of Control Purchase Notice. The term "Change of Control Purchase Notice" shall have the meaning assigned thereto in Section 4.01(c).

        Change of Control Purchase Price. The term "Change of Control Purchase Price" shall mean an amount in cash equal to 101% of the principal amount in respect of a Debenture for which a Change of Control Purchase Notice has been delivered plus accrued unpaid interest to the Change of Control Purchase Date.

        Common Stock. The term "Common Stock" shall mean the Common Stock of the Company as the same exists at the date of this Indenture as originally executed or as such stock may be constituted from time to time, except that for the purpose of Article Four the term "Common Stock" shall also mean and include stock of the Company of any class, whether not or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Company without limitation as to amount or percentage.

        Company. The term "Company" shall mean the corporation named as the "Company" in the first paragraph of this Indenture until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

        Conversion Price. The term "Conversion Price" shall mean the initial conversion price specified in the form of Debenture hereinabove set forth, as adjusted in accordance with the provisions of Article Five.

        Corporate Trust Office of the Trustee. The term "corporate trust office of the Trustee," or other similar term, shall mean the corporate trust office of the Trustee in Columbus, Ohio, at which at any particular time its corporate trust business shall be administered, which office is at the date of the execution of this Indenture located at ___________________________________,
Columbus, Ohio 43215.

        Current Market Price; Market Price. The terms "current market price" and "market price" when used with reference to the Common Stock shall mean the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price of the Common Stock as reported on any national stock exchange or The Nasdaq National Market, as applicable, or, on the basis of the average of the high bid and low asked quotations on the day in question as reported by The Nasdaq SmallCap Market or, if not so quoted, as reported by National Quotation Bureau, Incorporated, or similar organization.

        Debenture or Debentures; Outstanding. The terms "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

        The term "outstanding," when used with reference to Debentures, shall, subject to the provisions of Section 10.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except

                (a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                (b) Debentures, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three, or provision satisfactory to the Trustee shall have been made for giving such notice, and provided. further, that if such Debentures are to be purchased after a Change of Control, a Change of Control Purchase Notice shall have been received by the Company for such Debentures and not withdrawn; and

                (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.06.

        Debentureholder. The term "Debentureholder", "holder of Debentures", or other similar terms, shall mean any person in whose name at the time a particular Debenture is registered on the Company books kept for that purpose in accordance with the terms hereof.

        Event of Default. The term "Event of Default" shall mean any event specified in Section 8.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

        Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Indenture. The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

        Officers' Certificate. The term "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary of the Company (except as otherwise provided in Section 6.05 hereof). Each such certificate shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.

        Opinion of Counsel. The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.

        Original Issue Date. The term "Original Issue Date" shall mean ____________ ___, 1996.

        Overallotment Option. The term "Overallotment Option" shall mean the option granted by the Company to The Ohio Company to purchase $250,000 aggregate principal amount of the Debentures pursuant to the Underwriting Agreement, dated ____________ ___, 1996, among such parties.

        Person. The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Redemption Period. The term "Redemption Period" shall mean the period commencing with the original issuance of the Debentures and ending June 1, 1999, and the twelve month period ending on each June 1 thereafter.

        Redemption Period Maximum Amount. The term "Redemption Period Maximum Amount" shall mean for each Redemption Period five percent (5%) of the gross principal amount of the Debentures originally issued by the Company, which amount shall be a minimum of $250,000 and a maximum of $262,500.

        Responsible Officer. The term "responsible officer" or "responsible officers" when used with respect to the Trustee shall mean one or more of the following: the chairman of the board of directors, the president, any vice president, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any second or assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer, assistant officer or person designated with authority of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or designated persons, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

        Senior Indebtedness. The term "Senior Indebtedness" shall mean any indebtedness for money borrowed from banks, trust companies, insurance companies or other financial institutions and any indebtedness evidenced by notes, bonds or debentures (whether or not certificated) issued under the provisions of a trust indenture or similar instrument between the Company or a Subsidiary and a bank, trust company or other corporate trustee, which is outstanding on the date hereof or is hereafter created, incurred or assumed and all deferrals, renewals, extensions and refundings thereof, provided, however, that Senior Indebtedness shall not include indebtedness which by its terms refers explicitly to the Debentures issued hereunder and states that such indebtedness shall not be senior thereto and shall be either equally subordinate and equally junior with the Debentures issued hereunder or subordinate to the Debentures issued hereunder.

        Subsidiary. The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries.

        Trading Day. The term "Trading Day" shall mean any day on which the Nasdaq SmallCap Market is open for business.

        Trustee. The term "Trustee" shall mean Fifth Third Bank and, subject to the provisions of Article Nine, shall also include any successor trustee.

        Trust Indenture Act of 1939 or TIA. The terms "Trust Indenture Act of 1939" or "TIA" shall mean the Trust Indenture Act of 1939, as now in effect and hereafter amended.

                                   ARTICLE TWO

                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF DEBENTURES

        Section 2.01. Designation, Amount and Issue of Debentures. The Debentures shall be designated as set forth in the form of Debenture hereinabove recited. Debentures in the aggregate principal amount of up to $5,000,000 (and as otherwise provided in Section 2.06), upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, the President or a Vice President, without any further action by the Company hereunder. Upon the exercise of the Overallotment Option, additional Debentures in the aggregate principal amount of up to $250,000 may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company executed as set forth above, which order shall be accompanied by evidence satisfactory to the Trustee that the Overallotment Option has been exercised.

        Section 2.02. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by the Debentures shall be substantially in the form as in this Indenture hereinabove recited. Any of the Debentures may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debentures may be listed, or to conform to usage.

        Section 2.03. Denominations, Dates, Interest Payment and Record Dates. The Debentures shall be issuable as registered Debentures without coupons in the denominations of $1,000 and any integral multiple of $1,000, and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee.

        Every Debenture shall be dated the date of its authentication and, except as provided in this Section 2.03, shall bear interest, payable semiannually on each June 1 and December 1, commencing June 1, 1996, from the next preceding June 1 or December 1 to which interest has been paid (unless the date of such Debenture is a date to which interest has been paid, in which case from the date of such Debenture, or, if no interest has been paid on the Debentures, from the Original Issue Date of the Debentures) until payment of the principal sum has been made or duly provided for. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, all Debentures authenticated by the Trustee after the close of business on a record date (as hereinafter in this Section 2.03 defined) for any interest payment date ( June 1 or December 1) and prior to such interest payment date shall be dated the date of authentication but shall bear interest from such interest payment date; provided, however, that no interest shall be paid or accrue with respect to the Debentures prior to the Original Issue Date of the Debentures.

        Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

        The person in whose name any Debenture is registered at the close of business on any record date (as hereinafter in this Section 2.03 defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any registration of transfer, exchange or conversion thereof subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Debentures are registered at the close of business on a subsequent record date established by notice given by first class mail by or on behalf of the Company to the holders of Debentures not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. The term "record date" as used in this Section 2.03 with respect to a regular quarterly interest payment date shall mean the fifteenth day of the month next preceding such interest payment date, whether or not such fifteenth day is a business day.

        Section 2.04. Execution of Debentures. The Debentures shall be signed manually or by facsimile in the name and on behalf of the Company by its Chief Executive Officer, President or Vice President (which may, be in the form of a facsimile thereof and may be printed, engraved or otherwise reproduced thereon) attested by the manual or facsimile signature of its Secretary or an Assistant Secretary. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form hereinabove recited and executed by the Trustee shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (which may be executed on behalf of the Trustee by any Responsible Officer of the Trustee and need not be executed by the same Responsible Officer for every Debenture) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

        In case any officer of the Company who shall have signed (manually or by facsimile) any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debentures may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debentures, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

        Section 2.05. Exchange and Registration of Transfer of Debentures. Debentures may be exchanged for an equal aggregate principal amount of Debentures of other authorized denominations. Debentures to be exchanged shall be surrendered at any of the offices or agencies to be maintained by the Company, for such purpose as provided in Section 6.02, and the Company shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor, the Debenture or Debentures which the Debentureholder making the exchange shall be entitled to receive.

        The Company shall keep, at one of said offices or agencies, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register or cause to be registered Debentures and shall register or cause to be registered the transfer of Debentures as provided in this Article Two. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debenture at any such office or agency, the Company shall execute and register or cause to be registered and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for an equal aggregate principal amount.

        All Debentures presented for registration of transfer or for exchange, redemption, prepayment, conversion or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the holder or his attorney duly authorized in writing.

        No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

        Neither the Company nor the Trustee shall be required to exchange or register a transfer of (a) any Debentures for a period of 15 days next preceding any selection of Debentures to be redeemed, or (b) any Debentures selected, called or being called for redemption except, in the case of any Debenture to be redeemed in part, the portion thereof not to be so redeemed.

        Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company, the

Trustee, any paying agent, conversion agent or Debenture registrar such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debentures and of the ownership thereof.

        The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debenture, permit the conversion of such Debenture if the conversion privilege with respect thereto has not yet expired, or pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the conversion privilege has expired or if the holder thereof has so requested, and if the applicant for such conversion or payment shall furnish to the Company, the Trustee, any paying agent, conversion agent or Debenture registrar such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

        Every substituted Debenture issued pursuant to the provisions of this
Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or Stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies.

        Section 2.07. Temporary Debentures. Pending the preparation of definitive Debentures the Company may execute and the Trustee shall authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination and substantially in the form of the definitive Debentures but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unreasonable delay the Company will execute and register and will deliver to the Trustee definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor to the Debentureholders. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

        Section 2.08. Cancellation of Debentures Paid, etc. All Debentures surrendered for the purpose of payment (including Change of Control Purchase Price), redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying or conversion agent or any Debenture registrar, be surrendered to the Trustee for cancellation and promptly cancelled by it, or if surrendered to the Trustee, shall be promptly cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All cancelled Debentures held by the Trustee shall be destroyed unless the Company shall direct that they be delivered to it. If the Company shall acquire any of the Debentures other than upon payment of Change of Control Purchase Price, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

                                 ARTICLE THREE

                  REDEMPTION OF DEBENTURES AT COMPANY'S OPTION

        Section 3.01. Redemption Prices. The Company may, at its option, redeem all or, from time to time, any part of the Debentures, on any date on and after June 1, 1996 and prior to maturity, in the manner specified in this Article Three, at the redemption prices set forth in the form of Debentures hereinabove recited, together with accrued interest to the date fixed for redemption; provided, however, that during the period June 1, 1996 through May 31, 1999 the Debentures are not redeemable by the Company unless for 20 days within a period of 30 consecutive Trading Days ending within five Trading Days of the date of notice of redemption by the Company, the closing bid price of the Company's Common Stock for such period, as reported by the Nasdaq SmallCap Market or the last reported sale price on the Nasdaq National Market (or the National Quotation Bureau, Incorporated if no longer quoted on either such Nasdaq market) is equal to or greater than 140% of the Conversion Price.

        Section 3.02. Notice of Redemption. In case the Company shall desire to exercise its right to redeem all or any part of the Debentures in accordance with the right reserved so to do, it shall give notice of such redemption to the holders of the Debentures to be redeemed as hereinafter in this Section 3.02 provided.

        Notice of redemption to each holder of Debentures to be redeemed as a whole or in part shall be given in the manner provided in Section 16.10 not less than 30 nor more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

        Each such notice shall specify the date fixed for redemption, the place of redemption and the redemption price at which such Debentures are to be redeemed, and shall state that payment of the redemption price of the Debentures or portion thereof to be redeemed will be made on surrender of the Debentures to be redeemed at such place of redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that from and after such date interest thereon will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire and the place or places where such Debentures may be surrendered for conversion. If less than all the Debentures are to be redeemed, the notice shall specify the Debentures or portions thereof to be redeemed. In case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state the portion of the principal amount thereof to be redeemed (which shall be $1,000 or any integral multiple thereof) and shall state that, upon surrender of such Debenture, a new Debenture or Debentures in aggregate principal amount equal to the unredeemed portion thereof will be issued.

        Section 3.03. Selection of Debentures. If less than all of the Debentures are to be redeemed, the Company shall give the Trustee written notice at least six business days (unless a shorter period shall be acceptable to the Trustee) in advance of the date fixed for notice of redemption to be given as to the aggregate principal amount of the Debentures to be redeemed, and thereupon the Trustee shall select by lot or in such manner as it shall deem appropriate and fair in its discretion the particular Debentures to be redeemed as a whole or in part and shall thereafter promptly notify the Company in writing of the Debentures (and in the case of any Debenture selected for partial redemption, the principal amount thereof) so to be redeemed. Debentures shall be redeemed only in denominations of $1,000 or any integral multiple of $1,000.

        Section 3.04. Payment of Debentures on Redemption; Deposit of Redemption Price. If notice of redemption shall have been given as provided in Section 3.02, such Debentures or portions of Debentures called for redemption shall, unless theretofore converted as provided in Article Five, become due and payable on the date and at the place fixed for redemption in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption. On and after such date fixed for redemption provided that the Company shall have deposited with the

Trustee prior to such date of redemption the amount sufficient to pay the redemption price together with interest accrued to the date fixed for redemption and notice of such redemption has theretofore been mailed, interest on the Debentures or portions thereof so called for redemption shall cease to accrue and such Debentures or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption. On presentation and surrender of such Debentures at such place of payment specified in such notice, such Debentures or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

        The Company shall not redeem or cause to be redeemed any Debentures or mail or cause to be mailed any notice of redemption of Debentures during the continuance of any Event of Default known to it, except that where notice of redemption of any Debentures theretofore has been mailed, the Company shall cause to be redeemed such Debentures provided that funds have theretofore been deposited with the Trustee for such purpose. Except as aforesaid, any moneys thereafter paid to the Trustee for redemption of Debentures shall, during the continuance of any Event of Default be held as security for the payment of all the Debentures; provided, however, that, in case such Event of Default shall have been waived pursuant to this Indenture or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article.

        Upon surrender of any Debenture redeemed in part only, the Company shall execute and register, and the Trustee shall authenticate and deliver, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unredeemed portion of the Debenture so surrendered.

        Any cash deposited in respect of Debentures to be redeemed which are thereafter converted as provided in Article Five shall be returned to the Company as promptly as practicable after the date fixed for redemption.

                                  ARTICLE FOUR

                   REDEMPTION OF DEBENTURES AT HOLDER'S OPTION

        Section 4.01. Purchase of Debentures by the Company at Option of the Holder Upon Change of Control. (a) If at any time there shall have occurred a Change of Control, Debentures shall be purchased by the Company, at the option of the holder thereof, at the Change of Control Purchase Price, on the Change of Control Purchase Date, subject to satisfaction by or on behalf of the holder of the requirements set forth in Section 4.01(c).

        (b) Within 20 business days after the occurrence of a Change of Control, the Company shall provide a written notice of Change of Control to the Trustee and to each holder (and to beneficial owners as required by applicable law) as provided in Section 16.10. The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or give notice with respect thereto unless so requested by the Company upon receipt of the written notice of Change of Control from the Company. The Trustee may conclusively assume, in the absence of a written notice to the contrary from the Company, that no Change of Control has occurred. The notice shall include a form of Change of Control Purchase Notice and shall state:

                (1) the events causing a Change of Control and the date such Change of Control is deemed to have occurred for purposes of this
        Section 4.01;

                (2) the date by which and the location where the Change of Control Purchase Notice pursuant to this Section 4.01 must be given;

                (3) the Change of Control Purchase Date;

                (4) the Change of Control Purchase Price;

                (5) the place to surrender Debentures in exchange for the Change of Control Purchase Price;

                (6) that the Change of Control Purchase Price for any Debenture as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of delivery of such Debenture;

                (7) the current Conversion Price;

                (8) that Debentures as to which a Change of Control Purchase Notice has been given may be converted prior to the close of business on the Change of Control Purchase Date only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                (9) the procedures the holder must follow, to exercise rights under this Section 4.01;

                (10) that holders who wish to convert Debentures must satisfy the requirements set forth in the Indenture; and

                (11) the procedures for withdrawing a Change of Control Purchase Notice.

        (c) A holder may exercise its rights specified in Section 4.01(a) upon delivery of a written notice of purchase (a "Change of Control Purchase Notice") to the Company, at any time prior to the close of business on the Change of Control Purchase Date, stating:

                (1) the certificate number of the Debenture that the holder will deliver to be purchased;

                (2) if the Debenture is to be purchased in part, the portion of the principal amount of the Debenture that the holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                (3) that such Debenture shall be purchased pursuant to the terms and conditions specified in this Section 4.01.

        The delivery of such Debenture to the Company prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements) at any of the offices or agencies to be maintained for such purpose by the Company pursuant to Section 6.02 shall be a condition to the receipt of the holder of the Change of Control Purchase Price therefor; provided that such Change of Control Purchase Price shall be so paid pursuant to this Section 4.01 only if the Debenture so delivered to the Company shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

        The Company shall purchase from the holder thereof, pursuant to this
Section 4.01, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Change of Control Purchase Date and the time of delivery of the Debenture.

        Notwithstanding anything herein to the, contrary, any holder delivering to the Company the Change of Control Purchase Notice shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 4.02.

        (d) On or before the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the paying agent (or, if the Company is acting as the paying agent, shall segregate and hold in trust as provided in Section 6.04) an amount of money sufficient to pay the aggregate Change of Control Purchase Price of all the Debentures or portions thereof which are to be purchased.

        Section 4.02. Effect of Change of Control Purchase Notice Withdrawal Notice. (a) Upon receipt by the Company of a Change of Control Purchase Notice, the holder of the Debenture in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs or the Company fails to purchase such Debenture on the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Debenture. Debentures in respect of which a Change of Control Purchase Notice has been given by the holder thereof may not be converted as provided in Article Five on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

        (b) A Change of Control Purchase Notice may be withdrawn (before or after delivery by the holder to the Company of the Debenture to which such Change of Control Purchase Notice relates) by means of a written notice of withdrawal delivered by the holder to the office of the Company at any time prior to the close of business on the Change of Control Purchase Date specifying:

                (1) the certificate number of the Debenture in respect of which such notice of withdrawal is being submitted,

                (2) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

                (3) the principal amount, if any, of such Debenture that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

        (c) There shall be no purchase of any Debentures pursuant to Section
4.01 if there has occurred (prior to, on or after, as the case may be, the giving by the holders of such Debentures of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Debentures). The Company will promptly return to the respective holders thereof any Debentures (x) the Change of Control Purchase Notice with respect to which has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Debentures).

        Section 4.03. Debentures Purchased in Part. Any Debenture that is to be purchased pursuant to Section 4.01 only in part shall be surrendered at any of the offices or agencies to be maintained for such purpose by the Company pursuant to Section 6.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or such holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such holder in aggregate principal amount at maturity equal to, and in exchange for, the portion of the principal amount at maturity of the Debenture so surrendered that is not purchased.

        Section 4.04. Covenant to Comply With Securities Laws Upon Purchase of Debentures. In connection with any offer to purchase or purchase of Debentures under Section 4.01 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply with all Federal and State securities laws so as to permit the rights and obligations under Section 4.01 to be exercised to the greatest extent practicable in the time and in the manner specified in Section 4.01.

        Section 4.05. Redemption Right at Debentureholder's Option. Except for the personal representative or joint tenant of a deceased Debentureholder, which person(s) may present Debentures at any time after June 1, 1996 for prepayment as set forth herein below, the Company will prepay, in whole or in part, up to an aggregate of $250,000 of Debentures ($262,500 if the Over-allotment Option is exercised) tendered for prepayment during the period commencing with the original issuance of the Debentures and ending June 1, 1999 and thereafter in any twelve month period ending June 1 (each of which constitutes a Redemption Period) at a price of 100% of the principal amount thereof plus accrued interest to the date of payment, subject to the following limitations. In the case of a deceased Debentureholder or beneficial owner, commencing June 1, 1996, such prepayment will take place within 60 days following receipt by the Trustee of a request therefor from the personal representative or surviving joint tenant of such deceased Debentureholder or beneficial owner (up to a limit of $25,000 per deceased Debentureholder or beneficial owner per Redemption Period). In the case of other Debentureholders, the prepayment of Debentures tendered by the immediately preceding June 1 by such other Debentureholders (up to a limit of $25,000 per Debentureholder per Redemption Period or, in the case of Qualified Institutions who hold Debentures on behalf of beneficial owners thereof, $25,000 per beneficial owner per Redemption Period) will commence July 1, 1999 and take place on each July 1 thereafter. The Company may, but shall not be obligated to, prepay Debentures so presented in excess of the $25,000 and $250,000 per Redemption Period limitations.

        Debentures tendered under the preceding paragraph will be prepaid up to $25,000 and $250,000 per Redemption Period limits, in the following order: (i) Debentures submitted by the personal representative or surviving joint tenant of a deceased Debentureholder or beneficial owner shall be prepaid first in the order validly tendered, and (ii) other Debentures will be prepaid in the order of the Trustee's receipt of a written request for prepayment executed by the Debentureholder or his duly authorized representative, provided that if such Debentures are not submitted with the request for prepayments, such Debentures must be submitted by the Debentureholder and received by the Trustee by June 1 of that Redemption Period.

        Debentures must be presented for redemption by delivering to the Trustee no later than 4:00 p.m., Columbus, Ohio time on the last day (June 1) of the Redemption Period: (A) a written request for redemption, in form satisfactory to the Trustee, signed by the registered holder(s) or his duly authorized representative, (B) the Debenture to be redeemed, free and clear of any liens or encumbrances of any kind, and (C) in the case of a request made by reason of the death of a holder, appropriate evidence of death and, if made by a representative of a deceased holder, appropriate evidence of authority to make such request. No particular forms of request for redemption or authority to request redemption are necessary. The price to be paid by the Company for all Debentures or portions thereof presented to it pursuant to the provisions described in this Section is 100% of the principal amount thereof or portion thereof plus accrued but unpaid interest to the date of redemption. The Company shall deposit with the Trustee the redemption price as computed in the foregoing sentence on or before the date fixed for redemption. Any acquisition of Debentures by the Company other than by redemption at the option of any holder pursuant to this Section shall not be included in the computation of the Redemption Period Maximum Amount for any period.

        The Company will not be required to redeem Debentures in principal amounts other than $1,000 or integral amounts thereof.

        Qualified Institutions (as hereinafter defined), in their request for redemption on behalf of beneficial owners of Debentures, must submit evidence, including affidavits, acknowledged requests or other evidence, satisfactory to the Trustee, (i) that they hold Debentures on behalf of such beneficial owners, and (ii) specifying the aggregate amount of Debentures being presented on behalf of such beneficial owner. In addition, any request for redemption made by a Qualified Institution on behalf of a beneficial owner must be delivered to the Trustee by registered mail, return receipt requested.

        For purposes of this Section 4.05, a Debenture held in tenancy by the entirety, joint tenancy or tenancy in common will be deemed to be held by a single holder and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a Debenture will be deemed the death of the holder, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. For purposes of a holder's request for redemption and a request for redemption on behalf of a deceased holder, such beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the holder or decedent or by or for the holder or decedent and his spouse), and trusts and certain other arrangements where a person has substantially all of the beneficial ownership interests in the Debentures during his lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Debenture and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

        In the case of Debentures registered in the names of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the $25,000 limitation shall apply to each beneficial owner of Debentures held by, a Qualified Institution and the death of such beneficial owner shall entitle a Qualified Institution to seek redemption of such Debentures as if the deceased beneficial owner were the record holder. Such Qualified Institution, in its request for redemption on behalf of such beneficial owners, must submit evidence, satisfactory to the Trustee, that it holds Debentures on behalf of such beneficial owner and must specify the aggregate principal amount of Debentures being presented for redemption on behalf of such beneficial owner.

        In the case of any Debentures which are presented for redemption in part only or are only redeemed in part, upon such redemption the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder of such Debentures, without service charge, a new Debenture(s), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to the unredeemed portion of the principal of the Debentures so presented. Nothing herein shall prohibit the Company from redeeming, in acceptance of tenders made pursuant hereto, Debentures in excess of the principal amount that the Company is obligated to redeem, nor from purchasing any Debentures in the open market. However, the Company may not use any Debentures purchased in the open market as a credit against its redemption obligation hereunder.

        Section 4.06. Withdrawal. Any Debentures presented for redemption at the option of the holder may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal to the Trustee (A) in cases other than by reason of death of a holder prior to 4:00 p.m., Columbus, Ohio time on the last day (June 1) of the Redemption Period, or (B) prior to the issuance of a check in payment thereof in the case of Debentures presented by reason of the death of a holder.

        Section 4.07. Redemption Register. The Trustee shall maintain at its main office a register (the "Redemption Register') in which it shall record, in order of receipt, all requests for redemption received by the Trustee under
Section 4.05. Unless withdrawn, all requests made by the personal representative of surviving joint tenant of a deceased Debentureholder shall remain in effect during the period in which they are received and thereafter from period to period, until the Debentures which are the subject of such request have been redeemed. Unless withdrawn, all other requests made under Section 4.05 shall remain in effect during the period in which they are received and thereafter any Debentures that have not been redeemed pursuant to such requests shall be returned to the holder thereof along with the request for redemption.

        Section 4.08. Redemption of Debentures Subject to Article Three. In the case of any Debentures or portion thereof which are presented for redemption pursuant to this Article Four and which have not been redeemed at the time the Company gives notice of its election to redeem Debentures pursuant to Article Three, such Debentures or portion thereof shall first be subject to redemption pursuant to Article Three and if any such Debentures or portion thereof are not redeemed pursuant to Article Three they shall remain subject to redemption pursuant to Article Four.

                                  ARTICLE FIVE

                            CONVERSION OF DEBENTURES

        Section 5.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article Five and subject to Section 4.02, the holder of any Debenture shall have the right, at his option, at any time on or prior to June 1, 2003 (or if such Debenture or portion thereof is called for redemption prior to June 1, 2003, then in respect of such Debenture or portion thereof to and including but not after the close of business on the fifteenth day (or, if such day is not a business day, then on the next following business day) preceding the date fixed for such redemption) to convert the principal amount of any such Debenture, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Debenture or portion thereof to be converted by the Conversion Price and by surrender of the Debenture so to be converted in whole or in part, such surrender to be made in the manner provided in Section 5.02. Notwithstanding the previous sentence, if the Company shall fail to redeem a Debenture which has been called for redemption, the holder of such Debenture shall retain the right to convert such Debenture as provided in this Article Five.

        Section 5.02. Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any Debenture to be converted in whole or in part shall surrender such Debenture at any of the offices or agencies to be maintained for such purpose by the Company pursuant to Section 6.02, and shall give notice to the Company in the form provided in the Debenture, duly executed, at such office or agency that the holder elects to convert such Debenture or the portion thereof specified in said notice. Such notice also shall state the name or names, together with the address or addresses and the Taxpayer Identification Number or Numbers, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such Debenture is registered, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his duly authorized attorney. Debentures so surrendered during the period from the close of business on the fifteenth day of the month, or the next preceding business day if such fifteenth day is not a business day, immediately preceding any interest payment date to the opening of business on such interest payment date (excluding Debentures or portions thereof called for redemption during such period) shall also be accompanied by payment in next-day funds or other funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Debenture then being converted; provided, however, that, if the Company shall default on the payment of said interest, said funds shall be returned to the payor thereof. As promptly as practicable after the surrender of such Debenture, as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article Five and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 5.03. In case any, Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the order of the holder of the Debenture so surrendered, at the expense of the Company, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Debenture shall have been surrendered and such notice received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time and such conversion shall be at the Conversion Price in effect at such time, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Debenture shall have been surrendered and such notice received by the Company. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on the fifteenth day of a month immediately preceding an interest payment date, no payment or adjustment shall be made on conversion for interest accrued on the Debentures surrendered for conversion or for dividends on Common Stock delivered on such conversion.

        Section 5.03. Payment in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Debentures. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor to the nearest 1/100th of a share in cash at the current market price thereof at the close of business on the business day next preceding the day of conversion. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures, or specified portions thereof to be converted, so surrendered.

        Section 5.04. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

        (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Debenture been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Trustee and with any conversion agent) shall determine in an equitable manner the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or Common Stock and other capital stock.

        (b) In case the Company shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (d) of this Section 5.04) of the Common Stock on the record date mentioned below, the Conversion Price of the Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

        (c) In case the Company shall hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Company and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (a) of this Section 5.04) or rights or warrants to subscribe to securities of the Company (excluding those referred to in subsection (b) of this Section 5.04), then in each such case the Conversion Price of the Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (d) of this Section 5.04) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the Trustee and with any conversion agent) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

        (d) For the purposes of any computation under subsections (b) and (c) of this Section 5.04, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market prices for the 30 consecutive business days commencing 45 business days before the day in question.

        (e) In any case in which this Section 5.04 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five business days following the filing by the Company with the Trustee and any conversion agent of the certificate of independent public accountants described in subsection (g) of this Section 5.04) issuing to the holder of any Debenture converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment.

        (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken, into account in any subsequent adjustment, and provided further that adjustment shall be required and made in accordance with the provisions of this Article Five (other than this subsection (f)), not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Debentures or Common Stock. All calculations under this Section 5.04 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 5.04 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 5.04, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

        (g) Whenever the Conversion Price is adjusted as herein provided, (i) the Company shall promptly file with the Trustee and any conversion agent a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company to the Debentureholders in the manner provided in Section 16.10. Subject to TIA Section 315(a), (c) and (d), the Trustee and any conversion agent shall be under no duty or responsibility with respect to any such certificate or the certificate provided for in Section 5.09 except to exhibit the same from time to time to any holder of a Debenture desiring an inspection of such certificate.

        (h) In the event that at any time as a result of an adjustment made pursuant to subsection (a) of this Section 5.04, the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article Five.

        Section 5.05. Notice of Certain Corporate Action. In the event:

        (a) the Company shall take any action which would require an adjustment in the Conversion Price pursuant to Section 5.04(c); or

        (b) the Company shall authorize the granting to the holders of its Common Stock (as a class) of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights, or

        (c) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Company is a party or any statutory exchange of securities with another corporation and for which approval of any shareholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

        (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and any conversion agent, and shall cause to be given to the Debentureholders, in the manner provided in Section 16.10, at least 14 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (ii) the date on which such Reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceeding described in subsection (a), (b), (c) or (d) of this Section 5.05.

        Section 5.06. Company to Provide Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury for the purpose of effecting conversions of Debentures, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Debentures not theretofore converted. For purposes of this Section 5.06, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Debentures shall be computed as if at the time of computation all outstanding Debentures were held by a single holder.

        Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock deliverable upon conversions of the Debentures, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

        The Company will endeavor to list the Common Stock required to be delivered upon conversion of Debentures prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

        Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Debentures, the Company will endeavor to comply with all Federal and State laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

        Section 5.07. Taxes on Conversions. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of Debentures pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that of the holder of the Debentures to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

        Section 5.08. Covenant as to Stock. The Company covenants that all shares of Common Stock which may be delivered upon conversions of Debentures will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

        Section 5.09. Consolidation or Merger. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustments under Section 5.04 but the holder of each Debenture then outstanding shall have the right thereafter to convert such Debenture into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Debenture been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article Five with respect to the rights and interests thereafter of the holders of the Debentures, to the end that the provisions set forth in this Article Four shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Debentures. Any such adjustment shall be made by and set forth in a supplemental indenture executed by, the Company and the Trustee and approved by a firm of independent public accountants, evidenced by a certificate to that effect; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

        The above provisions of this Section 5.09 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

        The Company shall give notice of the execution of such a supplemental indenture to the holders of Debentures in the manner provided in Section 16.10 within 30 days after the execution thereof.

        The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Debentureholders upon the conversion of their Debentures after any such consolidation, merger, statutory exchange, sale or conveyance, or to any adjustment to be made with respect thereto.

        Section 5.10. Disclaimer of Responsibility for Certain Matters. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the listing or registration referred to in Section
5.06 or the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or to make any cash payment upon the surrender of any Debenture for the purpose of conversion or, subject to TIA
Section 315(a), (c) and (d), to comply with any of the covenants contained in this Article Five.

                                   ARTICLE SIX

                       PARTICULAR COVENANTS OF THE COMPANY

        Section 6.01. Payment of Principal, Change of Control Purchase Price, Premium and Interest. The Company covenants and agrees that it will duly and punctually, on or before the date such payment is due, pay or cause to be paid by the deposit with the Trustee (or some other duly designated paying agent) of good funds via wire transfer the principal, Change of Control Purchase Price of and premium, if any, and interest on each of the Debentures at the place, at the respective times and in the manner provided in the Debentures and this Indenture.

        Section 6.02. Office for Notices, Payments and Conversions, etc. So long as any of the Debentures remain outstanding, the Company will maintain an office or agency where the Debentures may be presented for registration of transfer and for exchange as in this Indenture provided, where the Debentures may be presented for conversion, where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served and where the Debentures may be presented for payment (including payment of Change of Control Purchase Price), redemption or prepayment provided that the Company may maintain in such city one or more other offices or agencies for any or all of the foregoing purposes. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the corporate trust office of the Trustee. The Company initially appoints the Trustee its office or agency in Columbus, Ohio for the purpose of presentation of Debentures for registration, transfer, exchange, conversion, payment, prepayment and redemption and presentation of notices and demands to or upon the Company in respect of the Debentures or of this Indenture. The duties of the Trustee under this appointment shall be limited to the duties and responsibilities of the Trustee set forth in this Indenture.

        Section 6.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.09 a Trustee, so that there shall at all times be a Trustee hereunder.

        Section 6.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

                (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium or Change of Control Purchase Price, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

                (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal or Change of Control Purchase Price of and premium, if any, or interest on the Debentures when the same shall be due and payable; and

                (3) that it will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

        (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal or Change of Control Purchase Price of and premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, Change of Control Purchase Price and premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal or Change of Control Purchase Price of and premium, if any, or interest on the Debentures when the same shall become due and payable.

        (c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder, as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained.

        (d) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to Sections 14.03 and 14.04.

        Section 6.05. Annual Statement. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 6.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                                  ARTICLE SEVEN

                DEBENTUREHOLDERS LISTS AND REPORTS BY THE COMPANY
                                 AND THE TRUSTEE

        Section 7.01. Disclosures of Names and Addresses of Holders. Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the holders of the Debentures in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

        Section 7.02. Reports by the Company. (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

        (b) The Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

        (c) The Company covenants and agrees to transmit by first class mail to all holders of Debentures, as the names and addresses of such holders appear upon the registry books of the Company, within 30 days after the filing thereof with the Trustee in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 7.02 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

        Section 7.03. Reports by Trustee. On or before January 1, 1997 and on or before January 1 in every year thereafter, so long as any Debentures are outstanding hereunder, the Trustee shall transmit to the Debentureholders, as provided in TIA Section 313(c), a brief report dated as of the preceding June 1 if required by TIA Section 313(a).

                                  ARTICLE EIGHT

                  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                               ON EVENT OF DEFAULT

        Section 8.01. Events of Default. In case one or more of the following Events of Default shall have occurred and be continuing:

        (a) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable and continuance of such default for a period of 21 business days; or

        (b) default in the payment of the principal of, Change of Control Purchase Price or premium, if any, on any of the Debentures as and when the same shall become due and payable, whether at maturity or upon redemption or upon declaration or otherwise; or

        (c) failure to make any redemption payment with respect to any of the Debentures as and when the same shall become due and payable and the continuance of such default for a period of ten business days; or

        (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture contained for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding, or

        (e) a default under any mortgage, indenture, loan agreement or other financial obligation under which there may be issued or borrowed, or by which there may be secured or evidenced, any indebtedness of the Company or any of its Subsidiaries other than the Debentures the outstanding amount of which is not less than $1,000,000, whether such indebtedness now exists or shall hereafter be created, shall happen and such indebtedness shall be due or such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after written notice to the Company from the Trustee or to the Company and to the Trustee from Debentureholders holding not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder; or

        (f) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Company or of any substantial part of its property, or ordering the windingup or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

        (g) the filing by the Company of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its property, or the failure of the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company in furtherance of any such action;

then and in each and every such case, unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures to be due and payable immediately and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Debentures and the principal and Change of Control Purchase Price of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Debentures which shall have become due by acceleration, shall have been remedied then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

        In case the Trustee or any Debentureholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or to such Debentureholder, then and in every such case the Company, the Trustee and such Debentureholder shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and such Debentureholder shall continue as though no such proceeding had been taken.

        Section 8.02. Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of 21 business days, or (b) in case default shall be made in the payment of the principal of, Change of Control Purchase Price or premium, if any, on any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have so become due and payable on all such Debentures for principal, Change of Control Purchase Price and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal, Change of Control Purchase Price and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

        In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such actions or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the moneys adjudged or decreed to be payable. The Trustee shall have a lien prior to the Debentures upon all property and funds held by or collected by the Trustee for such costs of collection, including compensation to the Trustee, its agents, attorneys and counsel.

        In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under the Federal Bankruptcy Reform Act or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any similar judicial proceedings relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, Change of Control Purchase Price and premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees and expenses incurred by it up to the date of such distribution.

        All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debentures.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

        Section 8.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article Eight shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

        FIRST: To the payment of all amounts due to the Trustee under Section 9.05;

        SECOND: To the payment of the whole amount then owing and unpaid upon the Debentures for principal, Change of Control Purchase Price and premium, if any, and interest, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Debentures; and

        THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to the same, or as a court of competent jurisdiction may determine.

        Section 8.04. Proceedings by Debentureholders. No holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance hereof, as hereinabove provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity, as it may require against the costs, expenses and liabilities to be incurred therein or thereby, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding, and the Trustee shall not have received direction inconsistent with such written request by the holders of not less than 50% in aggregate principal amount of the Debentures then outstanding, it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures.

        Notwithstanding any other provisions in this Indenture, however, the rights of any holder of any Debenture to receive payment of the principal of, Change of Control Purchase Price and premium, if any, and interest on such Debenture, on or after the respective due dates expressed in such Debenture or this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates or to convert Debentures in accordance with this Indenture shall not be impaired or affected without the consent of such holder.

        Section 8.05. Proceeding by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

        Section 8.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Eight to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures in exercising any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 8.04, every power and remedy given by this Article Eight or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

        Section 8.07. Direction of Proceeding and Waiver of Defaults by Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of TIA Section 315(a) through (d)) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or would be unduly prejudicial to the rights of holders not joining in such directions. Prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of, Change of Control Purchase Price, or premium, if any, or interest on the Debentures or in respect of conversion of any Debentures in accordance with this Indenture. Upon any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing.

        Section 8.08. Notice of Defaults. The Trustee shall, within 90 days after the Trustee has notice of the occurrence of a default, give to all Debentureholders, in the manner provided in Section 16.10 notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 8.08 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e) and (f) of Section 8.01, not including periods of grace, if any, provided for therein and irrespective of the giving of the notice specified in clauses (c) or (d) of Section 8.01); and provided that, except in the case of default in the payment of the principal of, Change of Control Purchase Price, or premium, if any or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or responsible officers in good faith determines that the withholding of such notice is in the interests of the Debentureholders. The Trustee shall not be charged with knowledge of any default or Event of Default unless a responsible officer of the Trustee assigned to the corporate trust division of the Trustee shall have actual knowledge of such default or Event of Default.

        Section 8.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against file Trustee for any action taken or permitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than 10% in principal amount of the Debentures outstanding, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of, Change of Control Purchase Price or premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture or provided herein or in respect of conversion of any Debenture in accordance with this Indenture.

                                  ARTICLE NINE

                             CONCERNING THE TRUSTEE

        Section 9.01. Reliance on Documents, Opinions, etc. Subject to the provisions of TIA Section 315(a), (c) and (d):

                (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; any notice, request, direction, order or demand to the Trustee other than a Company request referenced above shall be in writing;

                (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

                (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of not less than a majority in principal amount of the Debentures then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably acceptable to the Trustee against such expense or liability as a condition to such proceeding;

                (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                (h) whenever this Indenture provides for the Trustee to take any action deemed advisable to the Trustee or in the discretion or satisfaction of the Trustee, the reference shall mean action taken in Trustee's sole discretion or Trustee's sole satisfaction.

        Section 9.02. No Responsibility for Recitals, etc. The recitals contained herein and in the Debentures (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

        Section 9.03. Trustee, Paying Agent, Conversion Agent or Registrar May Own Debentures. The Trustee and any paying agent, conversion agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture registrar.

        Section 9.04. Moneys to Be Held in Trust. Subject to the provisions of
Section 14.03, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.

        Section 9.05. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it hardness against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 9.05 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

        When the Trustee incurs expenses, makes advances or renders services after an Event of Default specified in Section 8.01(f) or (g) occurs, such expenses, advances and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law.

        Section 9.06. Officers' Certificate as Evidence. Subject to TIA Section 315(a), (c) and (d), whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture in reliance thereon.

        Section 9.07. Succession by Merger, etc. Any corporation or banking association into which the Trustee may be merged or converted or with which it may, be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

        In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificates of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Debentures in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        No corporation or banking association shall succeed as trustee as provided in this Section 9.07 unless at the time of such succession such corporation or banking association shall be qualified and eligible under this Article.

        Section 9.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and which shall have a combined capital and surplus of at least $25,000,000 subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.08, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in the most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.09.

        Section 9.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Debentures at their addresses as they shall appear on the registry books of the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 8.09, on behalf of himself and all others similarly situated, petition any, such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

        (b) In case at any time any of the following shall occur:

                (1) The Trustee shall fail to comply with TIA Section 310(b) after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or

                (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.08 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or

                (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall the delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all other similarly situated Debentureholders, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                (c) Subject to Section 9.09(d), the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto, in which case the Trustee to be so removed or any Debentureholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 9.09 provided, may petition any court of competent jurisdiction for the appointment of a successor trustee.

                (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 9.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.10.

        Section 9.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 9.05, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 9.05.

        No successor trustee shall accept appointment as provided in this
Section 9.10 unless at the time of such acceptance trustee shall be qualified and eligible under this Article.

        Upon acceptance of appointment by a successor trustee as provided in this Section 9.10, the Company shall mail notice of the succession of such trustee hereunder to all holders of Debentures as the names and addresses of such holders appear on the registry books. If the Company fails to mail such notice in the prescribed manner within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                                   ARTICLE TEN

                         CONCERNING THE DEBENTUREHOLDERS

        Section 10.01. Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article Eleven, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders.

        Section 10.02. Proof of Execution by Debentureholders. Subject to TIA
Section 315(a), (c) and (d) and to the provisions of Sections 9.01 and 11.05, proof of the execution of any instruments by a Debentureholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debentures shall be proved by the registry books of the Company or by a certificate of the Debenture registrar.

        The record of any Debentureholders' meeting shall be proved in the manner Provided in Section 11.06.

        Section 10.03. Who Deemed Absolute Owners. The Company, the Trustee, any paying agent, conversion agent and Debenture registrar may deem the person in whose name any Debentures shall be registered upon the registry books of the Company to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, Change of Control Purchase Price, and premium, if any, and (subject to Section 2.03) interest on such Debenture, for the conversion of such Debenture, and for all other purposes; and neither the Company nor the Trustee nor any providing agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments and all such conversions shall be valid and effectual to satisfy and discharge the liability upon any such Debenture to the extent of the sum or sums so paid or the conversions so made.

        Section 10.04. Company-Owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures which the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

        Section 10.05. Revocation of Consents: Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture the serial number of which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon such Debenture or such other Debentures.

        Section 10.06. Record Date for Debentureholder Acts. If the Company shall solicit from the Debentureholders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by resolution of the Board of Directors, fix in advance a record date for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution of the Board of Directors, which shall be a date not earlier than the date 30 days prior to the first solicitation of Debentureholders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Debentures shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by the Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                 ARTICLE ELEVEN

                           DEBENTUREHOLDERS' MEETINGS

        Section 11.01. Purposes of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article Eleven for any of the following purposes:

                (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article Eight;

                (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Nine;

                (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

                (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

        Section 11.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 11.01, to be held at such time and at such place in Columbus, Ohio, as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to holders of Debentures in the manner provided in Section 16.10. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for such meeting.

        Section 11.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Debentureholders may determine the time and the place in Columbus, Ohio, for such meeting and may call such meeting to take any action authorized in Section 11.01, by giving notice thereof as provided in Section 11.02.

        Section 11.04. Qualifications for Voting. To be entitled to vote at any meetings of Debentureholders a person shall (a) be a holder of one or more Debentures or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

        Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Debentureholders as provided in Section 11.03, in which case the Company or Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

        Subject to the provisions of Section 10.04, at any meeting each Debentureholder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Debentureholders. At any meeting of Debentureholders duly called pursuant to the provisions of
Section 11.02 or 11.03, the presence of persons holding or representing Debentures in an aggregate principal amount sufficient to take action or any business for the transaction for which such meeting was called shall constitute a quorum. Any meeting of Debentureholders duly called pursuant to the provisions of Section 11.02 or 11.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

        Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballots on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the principal amount of Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        Section 11.07. Rights of Trustee or Debentureholders Not Delayed. Nothing in this Article Eleven contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or implicitly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

                                 ARTICLE TWELVE

                             SUPPLEMENTAL INDENTURES

        Section 12.01. Supplemental Indentures without Consent of
Debentureholders. The Company, when authorized by resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                (a) to make provision with respect to the conversion rights of holders of Debentures pursuant to Section 5.09;

                (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Thirteen;

                (c) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the Debentures as the Board of Directors and the Trustee shall consider to be for the protection of the holders of the Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this indenture as herein set forth; provided, however, that in respect of any such additional covenants, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to make other provisions in regard to matters or questions arising under this Indenture, in each case as shall not adversely affect the interests of the holders of the Debentures.

        The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Any supplemental indenture authorized by the provisions of this Section
12.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 12.02.

        Section 12.02. Supplemental Indentures with Consent of Debentureholders. With the consent (evidenced as provided in Section 10.01) of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or any premium thereon, make the principal thereof or any premium or interest thereon payable in any coin or currency other than that provided for in the form of Debenture hereinabove recited, impair the right to convert the Debentures into Common Stock or cash, securities or other property or the terms of such conversion or impair the right to prepayment of the Debentures pursuant to the provisions of
Section 3.04, 4.01 or 4.05 hereof, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.

        Upon the request of the Company, accompanied by a copy of the resolution of the Board of Directors certified by its Secretary or an Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

        It shall not be necessary for the consent of the Debentureholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 12.02 the Company shall give notice in the manner provided in Section 16.10, setting forth in general terms the substance of such supplemental indenture, to all holders of Debentures. Any failure of the Company so to give such notice, or any defect therein shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        Section 12.03. Compliance with Trust Indenture Act Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Twelve shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Twelve, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        Section 12.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Twelve may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding.

        Section 12.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee, subject to TIA Section 315(a), (c) and (d) and to the provisions of Section 9.01, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Twelve.

                                ARTICLE THIRTEEN

                         CONSOLIDATION, MERGER AND SALE

        Section 13.01. Company May Consolidate, etc. on Certain Terms. The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenants or condition.

        Section 13.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations hereunder and under the Debentures and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Danninger Medical Technology, Inc. any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

        Section 13.03. Opinion of Counsel to Be Given to Trustee. The Trustee, subject to TIA Section 315(a), (c) and (d) and to Section 9.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article Thirteen.

                                ARTICLE FOURTEEN

                     SATISFACTION AND DISCHARGE OF INDENTURE

        Section 14.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) and not theretofore cancelled, or (b) all the Debentures not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall irrevocably deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of the principal of and premium, if any, or interest on the Debentures (1) theretofore deposited with the Trustee and repaid by the Trustee to the Company in accordance with the provisions of Section 14.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to any surviving rights of exchange, registration of transfer or conversion of Debentures herein expressly provided for) and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.05 shall survive.

        Section 14.02. Deposited Moneys to Be Held in Trust by Trustee. All moneys deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it to the payment in accordance with the provisions of the Debentures and this Indenture, either directly or through any paying agent (including the Company if acting as its own paying agent), as the Trustee may determine, to the holders of the particular Debentures for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and premium, if any, and interest.

        Section 14.03. Paying Agent to Repay Moneys Held. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying, agent shall be released from all further liability with respect to such moneys.

        Section 14.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee for payment of the principal of, Change of Control Purchase Price and premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for three years after the date upon which the principal of, Change of Control Purchase Price and premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect; provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such holder in the manner provided in Section 16.10 a notice that said moneys have not been so applied and that after a date specified therein any unclaimed balance of said moneys then remaining will be returned to the Company.

                                 ARTICLE FIFTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

        Section 15.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal or Change of Control Purchase Price of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture or in any supplements indenture, or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                 ARTICLE SIXTEEN

                            MISCELLANEOUS PROVISIONS

        Section 16.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

        Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

        Section 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Danninger Medical Technology, Inc., 4140 Fisher Road, Columbus, Ohio 43228, to the attention of the Chief Executive Office or Chief Financial Officer. Any notice, direction, request or demand by any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, which at the time of execution hereof is located at ____________________________________, to the attention of the Corporate Trust Department.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event or action relating thereto, and such waiver shall be equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be condition precedent to the validity of any action taken in reliance upon such waiver.

        Section 16.04. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of said State.

        Section 16.05. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 6.05) shall include (1) a statement that each person making such certificate or opinion has read such covenant or condition and the definitions relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

        Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of counsel, unless such officer knows that the certificate or opinion with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous, or in the exercise of reasonable care should know that the same is erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which this certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

        Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement of opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

        Section 16.06. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture or the last day on which a Debentureholder has the right to convert his Debenture at a particular Conversion Price is not a business day, then payment of such interest or principal or premium, if any, or conversion of the Debenture need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption or the last day for conversion, and, in the case of payment, no interest shall accrue for the period from and after such date.

        Section 16.07. Trust Indenture Act to Control. This Indenture is subject to the provisions of the Trust Indenture Act of 1939 that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        Section 16.08. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        Section 16.09. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 16.10. Manner of Mailing Notice to Debentureholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or the Company to or on the holders of the Debentures shall be given or served by first class mail, postage prepaid, addressed to the holders of such Debentures at their last addresses as the same appear on the registry books referred to in Section 2.05, and any such notice shall be deemed to be given or served by being deposited in a post office letter box in the form and mariner provided in this Section 16.10.

                                ARTICLE SEVENTEEN

                           SUBORDINATION OF DEBENTURES

        Section 17.01. Debentures Subordinate to Senior Indebtedness. The Company, for itself, its successors and assigns, covenants and agrees, and each Debentureholder, by his acceptance thereof, likewise covenants and agrees, that all Debentures issued hereunder shall be subordinated and subject, to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all Senior Indebtedness. The provisions of this Article are made for the benefit of all holders of Senior Indebtedness, and any such holder may proceed to enforce such provisions.

        Section 17.02. Distribution on Dissolution, Liquidation, Bankruptcy or Reorganization. Upon any distribution of assets of the Company upon any total or partial dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise,

                (a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the amounts due on or in respect of such Senior Indebtedness before the holders of the Debentures are entitled to receive any direct or indirect payment or distribution on or in respect of the Debentures; and

                (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee (except those sums to which the Trustee is entitled under Section 9.05) would be entitled except for the provisions of this Article Seventeen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise (collectively, a "trustee in bankruptcy"), directly to the holders of Senior Indebtedness or their respective representatives, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to or to be held as collateral for the payment or prepayment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

        The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the sale or conveyance of its property or assets as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Thirteen shall not be deemed a dissolution, winding up, liquidation or reorganization of the Company for the purposes of this Article Seventeen if such other corporation shall, as a part of such consolidation, merger, sale or conveyance, comply with the conditions stated in Article Thirteen.

        If the Trustee or any holder of Debentures does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness (or its representative) is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such holder of Debentures.

        Section 17.03. Default on Senior Indebtedness. No direct or indirect payment or distribution shall be made by or on behalf of the Company on account or in respect of principal of or premium, if any, or interest on the Debentures or on account or in respect of the purchase, redemption or other acquisition or defeasance of Debentures (including without limitation any purchase of a Debenture required as a result of a Change in Control), if there shall have occurred and be continuing any default in the payment when due (at maturity, upon acceleration of maturity, upon mandatory prepayment, or otherwise) in respect of any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument or agreement creating or evidencing such Senior Indebtedness (a "Payment Default"), unless such default shall have been effectively waived in writing by the holders of such Senior Indebtedness in default or unless the holders of such Senior Indebtedness in default shall have delivered to the Trustee a written notice of waiver of the benefits of this sentence. In addition, if any event of default with respect to any Senior Indebtedness, other than a Payment Default occurs and is continuing and as a result thereof the maturity of such Senior Indebtedness may be accelerated (such an event of default being referred to herein as a ("Covenant Default"), and the Company and the Trustee receive written notice (such notice being herein referred to as a "Deferral Notice") thereof from the holders of at least 10% in principal amount of Senior Indebtedness, then no direct or indirect payment or distribution shall be made by or on behalf of the Company on account or in respect of principal of or premium, if any or interest on the Debentures or on account of the purchase, redemption or other acquisition or defeasance of Debentures (including without limitation any purchase of Debenture required as a result of a Change in Control) until the earlier to occur of (x) the date such Covenant Default is cured, effectively waived in writing by the holders of such Senior Indebtedness or otherwise ceases to exist in accordance with the terms of the instruments or agreements creating or evidencing such Senior Indebtedness,
(y) the date the holders of such Senior Indebtedness or their respective Representatives shall have delivered to the Trustee a written notice of waiver of the benefits of this sentence, or (z) the 179th day after receipt by the Company or the Trustee of such Deferral Notice, if in any such case this Article Seventeen otherwise permits such payment at such time; provided, however, that any number of Deferral Notices may be given, but during any 365 consecutive day period only one such period during which such payments on the Debentures may not be made may commence and the duration of such period may not exceed 179 days, and provided, further, that no subsequent Deferral Notice relating to the same or any other Covenant Default existing or continuing on the date of receipt of any prior Deferral Notice, whether or not such subsequent Deferral Notice is received by the Company or Trustee within 365 days after receipt of such prior Deferral Notice, shall be effective to further prohibit such payments on the Debentures unless all events of default in respect of such Senior Indebtedness shall have been cured or waived after the date of receipt of such prior Deferral Notice for a period of not less than 180 consecutive days.

        The provisions of this Section shall not apply to any payment with respect to which Section 3.02 would be applicable or to the payments to the Trustee under Section 9.05.

        Section 17.04. When Distribution Must Be Paid Over. In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be made to the Trustee or any holder of the Debentures that because of this Article Seventeen should not have been made to it, the Trustee or such holder who receives such payment or distribution shall hold it in trust for, and shall immediately pay it over to, the trustee in bankruptcy or the holders of Senior Indebtedness for application to or to be held as collateral for the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Upon any payment or distribution of assets of the Company referred to in this Article Seventeen, the Trustee, subject to the provisions of Article Nine, and the holders of the Debentures shall be entitled to conclusively rely upon any order or decree made by a court of competent jurisdiction or upon any certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the holders of the Debentures for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distribution thereon and all other facts pertinent thereto or to this Article Seventeen.

        Section 17.05. Subrogation. After all Senior Indebtedness is paid in full and until the Debentures are paid in full, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on behalf of such Senior Indebtedness until the Debentures are paid in full. A distribution made under this Article Seventeen to holders of Senior Indebtedness which otherwise would have been made to holders of the Debentures, and a payment over to the holders of Senior Indebtedness by holders of the Debentures, is not, as between the Company, and the holders of the Debentures and the other creditors of the Company, a payment by the Company on the Senior Indebtedness.

        Section 17.06. Relative Rights. It is understood that the provisions of this Article Seventeen are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article Seventeen or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal of and premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Debentures prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Seventeen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Section 17.07. Payments on Debentures Permitted. Nothing contained in this Indenture or in any of the Debentures shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Sections 17.02 and 17.03, payments of principal of or premium, if any, or interest on the Debentures, or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of or premium, if any, or interest on the Debentures, unless a Responsible Officer of the Trustee shall have received at its principal office written notice of the existence of any event prohibiting the making of such payment more than one Business Day prior to the date of such payment.

        Section 17.08. Trustee to Effectuate Subordination. The holder of each Debenture by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the holders of Debentures and the holders of Senior Indebtedness as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

        Section 17.09. Trustee Not Charged with Knowledge of Prohibition. Notwithstanding the provisions of this Article or any other provision of this Indenture, but subject to TIA Section 315(a), (c) and (d), the Trustee and any paying agent shall not be charged with knowledge of the existence of any, Senior Indebtedness, or of any default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any such paying agent, unless and until the Trustee or such paying agent shall have received written notice thereof from the Company or the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness or the representative or representatives of such holders; nor shall the Trustee or any such paying agent be charged with knowledge of the curing of any such default or of the elimination of the act or condition preventing any such payment unless and until the Trustee or such paying agent shall have received an Officers' Certificate to such effect.

        Section 17.10. Rights of Trustee as Holder of Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in this Indenture, shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.05.

        Section 17.11. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Debentureholders or the Company or any other person moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

        Section 17.12. Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 17.09,
17. 1 0 and 17.11 shall not apply to the Company if it acts as paying agent.

        Section 17.13. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Fifth Third Bank hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

        IN WITNESS WHEREOF, DANNINGER MEDICAL TECHNOLOGY, INC. has caused this Indenture to be signed and acknowledged by its President, and the same to be attested by its Secretary or an Assistant Secretary, and

Fifth Third Bank has caused this Indenture to be signed and acknowledged by one of its authorized officers, and the same to be attested by one of its authorized officers, as of the day and year first written above.

                                                  DANNINGER MEDICAL TECHNOLOGY,
                                                  INC.



ATTEST:                                           By:___________________________
                                                     Joseph A. Mussey, President

__________________________________
Curtis A. Loveland, Secretary

                                                  FIFTH THIRD BANK


ATTEST:                                           By:___________________________


__________________________________
Title:  Trust Officer